Exhibit 10.7

Execution Version

SECOND AMENDMENT
TO
FINANCING AGREEMENT

Second Amendment, dated as of May 14, 2004 (this “Amendment”) to the Financing Agreement, dated as of October 31, 2003, as amended by the First Amendment, dated as of March 30, 2004 (the “Financing Agreement”), by and among National Rental Group Financing Inc., a Delaware corporation (the “Borrower”) and Daimlerchrysler Services North America LLC (the “Lender”).

WHEREAS, the Borrower and the Lender desire to amend the Financing Agreement on the terms and conditions set forth herein;

NOW THEREFORE, the Borrower and the Lender hereby agree as follows:

1.     Definitions.  All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Financing Agreement.

2.     Financial Statements and Other Information.  Section 5.01(a)(iv) of the Financing Agreement is hereby amended in its entirety to read as follows:

                                “ (iv) as soon as available, and in any event (A) with respect to the Fiscal Quarter ending March 31, 2004, by May  28, 2004, and (B) with respect to each Fiscal Quarter thereafter, within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Lessee): (A) consolidated balance sheets of Lessee as of the end of such Fiscal Quarter and the related consolidated statements of income, retained earnings and cash flows for such Fiscal Quarter and for the portion of each Fiscal Year of Lessee ended at the end of such Fiscal Quarter, setting forth in each case in comparative form, the figures for the corresponding Fiscal Quarter and the corresponding portion of the respective previous Fiscal Year of Lessee, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the respective chief financial officer of Lessee;”

3.             Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a)           The representations and warranties contained in this Amendment and in Section 4 of the Financing Agreement and each other Loan Document shall be correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; no Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

(b)           The Lender shall have received counterparts of this Amendment which bear the signature of the Borrower and the Lender.

(c)           All legal matters incident to this Amendment shall be satisfactory to the Agents and their counsel.

4.             Representations and Warranties.  The Borrower represents and warrants to the Lender as follows:

(a)           The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Financing Agreement, as amended hereby.

(b)           The execution, delivery and performance by the Borrower of this Amendment and the performance by it of the Financing Agreement as amended hereby have been duly authorized by all necessary action on the part of the Borrower, and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein and in the Financing Agreement, as amended hereby, constitute legal, valid and binding obligations enforceable against them in accordance with their terms.

(c)           No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing on the date hereof (after giving effect hereto).

(d)           All necessary actions and proceedings required by the Financing Agreement in connection with this Amendment, applicable law or regulation and the transactions contemplated thereby have been duly and validly taken in accordance with the terms thereof, and all required consents thereto under any agreement, document or instrument to which the Borrower are a party, and all applicable consents or approvals of governmental authorities, have been obtained.

5.             Continued Effectiveness of Financing Agreement.  The Borrower hereby (i) confirms and agrees that each Transaction Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Transaction Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Transaction Document purports to assign or pledge to the Lender, or to grant to the Lender a security interest in or lien on, any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Financing Agreement and the Transaction Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

6.             Miscellaneous.

(a)           Except as expressly set forth herein, the amendment set forth herein shall not by implication or otherwise limit, impair, constitute an amendment, waiver or consent of, or otherwise affect the rights or remedies of the Lender under the Financing Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Financing

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Agreement or any other Transaction Document in similar or different circumstances.  The amendment herein shall apply and be effective only with respect to the matters expressly covered thereby.  This Amendment shall constitute a Transaction Document for all purposes of the Financing Agreement and the other Transaction Documents.

(b)           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c)           Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)           This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

NATIONAL RENTAL GROUP FINANCING INC.

By:	/s/ Jill A. Gordon
Name:Jill A. Gordon
Title:Vice President

LENDER:
DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC
By:	/s/ Janet B. Toronski
Name: Janet B. Toronski
Title: VP National Accounts